Exhibit 16

McGladrey & Pullen, LLP One Union Square, Ste. 1100 600 University Street, Seattle, WA 98101-3119 O 206.676.1196 F 206.285.8677 www.mcgladrey.com

March 24, 2006

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Mountain Bank Holding Company’s statements included under Item 4.01 of its Form 8-K for March 21, 2006, and we agree with such statements concerning our Firm.